UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2008

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Six Parkway North, Deerfield, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2008, APAC Customer Services, Inc. (the "Company") entered into an amendment (the "Amendment") to its $40,000,000 Revolving Credit and Security Agreement (the "Revolving Loan Agreement") with PNC Bank National Association ("PNC") in connection with the syndication of that facility. On June 27, 2008, RBS Business Capital, an affiliate of The Royal Bank of Scotland, purchased a participation interest in the amount of $13.5 million in the Revolving Loan Agreement.

Pursuant to the terms of the Amendment, the Company and PNC agreed to amend the definitions of "Applicable Margin," "Obligations," and "Unbilled Eligible Receivables."

A copy of the Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this filing in its entirely.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 First Amendment to Revolving Credit and Security Agreement, dated June 26, 2008, among APAC Customer Services, Inc. and PNC Bank, National Association, as agent, and the financial institutions from time to time party thereto as lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

July 1, 2008	By:	/s/ Andrew B. Szafran

Name: Andrew B. Szafran
Title: Senior Vice President & CFO

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Revolving Credit and Security Agreement, dated June 26, 2008, among APAC Customer Services, Inc. and PNC Bank, National Association, as agent, and the financial institutions from time to time party thereto as lenders.